UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 5, 2015

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2015, TETRA Technologies, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) by and between the Company and GSO Tetra Holdings LP. The Note Purchase Agreement relates to the Company’s issuance and sale of $125 million aggregate principal amount of its 11.00% Senior Notes due November 5, 2022 (the “Series 2015 Senior Notes”). A copy of the Note Purchase Agreement and a form of the Series 2015 Senior Note are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. For a description of the material terms of the Note Purchase Agreement and the Series 2015 Senior Notes issued thereunder, see the information set forth below in Item 2.03, which is incorporated by reference into this Item 1.01.

On November 5, 2015, the Company entered into the Second Amendment (the “Second Amendment”) to the Note Purchase Agreement, dated as of March 18, 2015, by and among the Company, Wells Fargo Energy Capital, Inc. and certain other notes parties thereto (the “Wells Fargo NPA”). Subject to the satisfaction of certain conditions, including the closing and funding of the issuance of the Series 2015 Senior Notes, the Second Amendment (i) extends the maturity date of the Company’s senior secured notes issued pursuant to the Wells Fargo NPA from April 1, 2017 to April 1, 2019, (ii) amends certain definitions in the Wells Fargo NPA and (iii) requires the Company to pay an extension fee for the ratable account of the noteholders under the Wells Fargo NPA. The description of the Second Amendment is qualified in its entirety by the full text of the Second Amendment, which is attached hereto as Exhibit 4.3 and is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 5, 2015, the Company entered into the Note Purchase Agreement, pursuant to which it agreed to issue and sell $125.0 million in aggregate principal amount of Series 2015 Senior Notes in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Closing of the transaction is expected to occur on or before November 20, 2015. Immediately after the closing and funding, the Company will apply a portion of the proceeds from the sale of the Series 2015 Senior Notes to repay all of the Company’s indebtedness for borrowed money outstanding under its credit agreement. Thereafter, the Company will apply any remaining portion of the proceeds, together with other funds (to the extent necessary), to (i) pay the purchase price for notes accepted for purchase by the Company pursuant to the Tender Offer (defined below), (ii) prepay in full all amounts owed in respect of the Company’s outstanding 5.90% Senior Notes, Series 2006-A, due April 30, 2016 and (iii) pay fees and expenses associated with the transactions contemplated under the Note Purchase Agreement.

The Series 2015 Senior Notes will bear interest at the fixed rate of 11.00% and mature on November 5, 2022. Interest on the Series 2015 Senior Notes will be due quarterly on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2016. The Company may prepay the Series 2015 Senior Notes, in whole or in part (though not in an amount less than $1,000,000 in the aggregate in the case of a partial prepayment) at a prepayment price equal to (i) prior to the third anniversary of the date of the closing of the issuance and sale of the Series 2015 Senior Notes (the “Closing”), 100% of the principal amount so prepaid, plus accrued and unpaid interest and a “make-whole” prepayment amount, (ii) during the period commencing on the third anniversary of the Closing and ending on the day prior to the fourth anniversary of the Closing, 104% of the principal amount so prepaid, plus accrued and unpaid interest, (iii) during the period commencing on the fourth anniversary of the Closing and ending on the day prior to the fifth anniversary of the Closing, 102% of the principal amount so prepaid, plus accrued and unpaid interest, (iv) during the period commencing on the fifth anniversary of the Closing and ending on the day prior to the sixth anniversary of the Closing, 101% of the principal amount so prepaid, plus accrued and unpaid interest, and (v) from the sixth anniversary of Closing, 100% of the principal amount so prepaid, plus accrued and unpaid interest. The Note Purchase Agreement provides that in the event of a change of control, the Company must extend to each holder of the Series 2015 Senior Notes an offer to prepay all Series 2015 Senior Notes at varying amounts set forth therein based upon when any such change in control occurs. A change of control shall be deemed to occur if any person or group becomes the beneficial owner, directly or indirectly, of more than 50% of the voting power of the then-outstanding class of capital stock having ordinary voting power to elect a majority of the board of directors, provided that a change of control shall not be deemed to have occurred if the Company, or the acquiring person (if the Company is no longer in existence or the acquiring person has acquired all or substantially all of the assets of the Company) shall have an Investment Grade Rating (as defined in the Note Purchase Agreement) immediately following such acquiring person becoming the beneficial owner or consummating such acquisition.

Pursuant to the Note Purchase Agreement, the Series 2015 Senior Notes will be unsecured and guaranteed by certain of the Company’s material wholly owned U.S. subsidiaries. A copy of the form of Subsidiary Guaranty is attached hereto as Exhibit 4.4 and is incorporated herein by reference. The Series 2015 Senior Notes will rank at least pari passu in right of payment with all other outstanding unsecured Senior Indebtedness (as defined in the Note Purchase Agreement). The Note Purchase Agreement contains customary covenants that will limit the ability of the Company and certain of its restricted subsidiaries to, among other things: incur or guarantee additional indebtedness; incur or create liens; merge or consolidate or sell substantially all of its assets; engage in a different business; enter into transactions with affiliates; and make certain payments as set forth in the Note Purchase Agreement. Subject to certain limited exceptions, aggregate asset sales by the Company and its restricted subsidiaries during any fiscal year are restricted to the greater of $50.0 million or 15% of the Company’s Consolidated Total Assets (as defined in the Note Purchase Agreement) as of the end of the immediately preceding fiscal year; provided that the Net Available Cash (as defined in the Note Purchase Agreement) with respect to any disposition of assets or group of related assets in any fiscal year may not exceed $25 million. The Company is also required to maintain certain consolidated financial ratios.

The Note Purchase Agreement contains customary default provisions, as well as the following cross-default provision. An event of default will occur if the Company or any restricted subsidiary (i) fails to make any payment when due beyond any applicable grace period under any Indebtedness of at least $20.0 million, (ii) defaults in the performance of or compliance with any term of any Indebtedness in an aggregate outstanding principal amount of at least $20.0 million or of any mortgage, indenture or other agreement relating to such Indebtedness or any other condition exists, and as a result of such default or condition such Indebtedness is accelerated and declared due and payable before its stated maturity or before its regularly scheduled dates for payment, or (iii) the Company or any restricted subsidiary of the Company becomes obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $20.0 million or one or more persons have the right to require the Company or any subsidiary of the Company to purchase or repay such Indebtedness. Upon the occurrence and during the continuation of an event of default under the Note Purchase Agreement, the Series 2015 Senior Notes may become immediately due and payable, either automatically or by declaration of holders of more than 50% in principal amount of the Series 2015 Senior Notes at the time outstanding.

The obligation of GSO Tetra Holdings LP to purchase and pay for the Series 2015 Senior Notes to be sold at the closing of the transactions contemplated under the Note Purchase Agreement is subject to closing conditions, including the execution of the Subsidiary Guaranty and the Series 2015 Senior Notes issued under the Note Purchase Agreement, the extension of the maturity date of the Company’s senior secured notes issued pursuant to the Wells Fargo NPA to April 1, 2019 and the initiation of the Tender Offer.

The description set forth above is qualified in its entirety by the copies of the Note Purchase Agreement, the form of the Series 2015 Senior Note and the Subsidiary Guaranty filed herewith as exhibits.

When issued, the Series 2015 Senior Notes will not have been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale of any jurisdiction in which such offering would be unlawful.

Item 7.01. Regulation FD Disclosure.

On November 5, 2015, the Company issued a press release announcing the commencement of a tender offer (the “Tender Offer”) to purchase for cash up to $25,000,000 aggregate principal amount of the outstanding 5.09% Senior Notes, Series 2010-A, due December 15, 2017 and 5.67% Senior Notes, Series 2010-B, due December 15, 2020 (collectively, the “Notes”) issued by the Company. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On November 5, 2015, the Company announced the commencement of the Tender Offer. The offered consideration for Notes of either series to be purchased in the Tender Offer is an amount, payable in cash, equal to $100,000 per $100,000 principal amount of Notes validly tendered by registered holders of Notes prior to the expiration of the Tender Offer immediately after 11:59 p.m., Eastern Time, on December 4, 2015 (unless extended by the Company in its sole discretion or the Company terminates the Tender Offer earlier) and accepted for purchase by the Company pursuant to the Tender Offer, plus accrued and unpaid interest on such Notes up to, but not including, the date of payment for such Notes. Consummation of the Tender Offer is subject to certain customary conditions.

Forward-Looking Statements

The information in this Current Report on Form 8-K includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
4.1	Note Purchase Agreement, dated November 5, 2015, by and between TETRA Technologies, Inc. and GSO Tetra Holdings LP.
4.2	Form of 11.00% Senior Notes due November 5, 2022.
4.3	Second Amendment to Note Purchase Agreement dated as of November 5, 2015, by and among TETRA Technologies, Inc., Wells Fargo Energy Capital, Inc. and certain other noteholders party thereto.
4.4
Form of Subsidiary Guaranty to be executed by Compressco Field Services, L.L.C., Epic Diving & Marine Services, LLC, TETRA Applied Technologies, LLC, TETRA International Incorporated and TETRA Production Testing Services, LLC, in favor of the holders of the 11.00% Senior Notes due November 5, 2022.

99.1	Press Release, dated November 5, 2015, announcing a private placement of the Series 2015 Senior Notes, the Second Amendment and the commencement of the Tender Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: November 6, 2015

EXHIBIT INDEX

Exhibit Number	Description
4.1	Note Purchase Agreement, dated November 5, 2015, by and between TETRA Technologies, Inc. and GSO Tetra Holdings LP.
4.2	Form of 11.00% Senior Notes due November 5, 2022.
4.3	Second Amendment to Note Purchase Agreement dated as of November 5, 2015, by and among TETRA Technologies, Inc., Wells Fargo Energy Capital, Inc. and certain other noteholders party thereto.
4.4
Form of Subsidiary Guaranty to be executed by Compressco Field Services, L.L.C., Epic Diving & Marine Services, LLC, TETRA Applied Technologies, LLC, TETRA International Incorporated and TETRA Production Testing Services, LLC, in favor of the holders of the 11.00% Senior Notes due November 5, 2022.

99.1	Press Release, dated November 5, 2015, announcing a private placement of the Series 2015 Senior Notes, the Second Amendment and the commencement of the Tender Offer.